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                                  EXHIBIT LIST


Exhibit Number

1. Registration Statement on Form S-4 (Commission File No. 333-37223), as filed with the Commission on October 6, 1997, as amended by Amendments Nos. 1, 2, 3 and 4 on October 8, 1997, October 14, 1997, October 17, 1997 and November 10, 1997, respectively (incorporated herein by reference).

2. Registration Statement on Form S-4 (Commission File No. 333-39861), as filed with the Commission on November 10, 1997 (the "Class B Registration Statement") (incorporated herein by reference).

3. Prospectus filed pursuant to Rule 424(b)(3) (Commission File No. 333-39861), as filed with the Commission on November 12, 1997 (incorporated herein by reference).

4.   Form of Amended and Restated Certificate of Incorporation of HE Holdings,
     Inc.

5. Form of Amended and Restated By-Laws of HE Holdings, Inc.(filed as Exhibit 3(d) to the Class A Registration Statement and incorporated herein by reference).

6. Form of Rights Agreement to be entered into by and between HE Holdings, Inc. and State Street Bank and Trust Company.